AGREEMENT OF PURCHASE AND SALE

                  AND JOINT ESCROW INSTRUCTIONS

                               for

                 1970 and 1990 East Grand Avenue
                     El Segundo, California



                         By and Between


                   CONTINENTAL GRAND COMPANY,
                A CALIFORNIA LIMITED PARTNERSHIP
                            as Seller



                               and



             ARDEN REALTY GROUP LIMITED PARTNERSHIP,
                 A MARYLAND LIMITED PARTNERSHIP
                            as Buyer








                  Dated as of November 6, 1996

                       TABLE OF CONTENTS

                                                             Page

RECITALS

       1.   Agreement to Sell

       2.   Purchase Price

            2.1  Payment of Purchase Price

       3.   Conditions Precedent

            3.1

            3.2  Exceptions to Title

            3.3  Due Diligence Matters

       4.   Escrow Matters

            4.1  Deliveries to Escrow by Seller

            4.2  Deliveries Outside of Escrow

            4.3  Deliveries to  Escrow by Buyer

       5.   The Closing

            5.1  Distribution of Funds and Documents

            5.2  Closing Costs

       6.   Prorations

            6.1  Items to be Prorated

            6.2  Calculation

       7.   Condemnation or Destruction of Property

       8.   Representations, Warranties and Covenants

            8.1  Representations, Warranties and
                   Covenants of Seller

            8.2  Representations and Warranties of Buyer.

            8.3  Survival

            8.4  Interim Covenants

       9.   Indemnification

            9.1  By Buyer

            9.2  By Seller

            9.3  Generally

       10.  Certain Remedies.

            10.1  DISPOSITION OF ESCROW DEPOSIT

            10.2  Post-Closing Matters

       11.  Brokers

            11.1  Warranties

            11.2  Commissions and Broker Waiver

            11.3  Commissions and Broker Representation

       12.  Miscellaneous

            12.1  Entire Agreement

            12.2  Time of the Essence

            12.3  Interpretation

            12.4  Governing Law

            12.5  Successors and Assigns

            12.6  Notices

            12.7  Third Parties

       13.  ARBITRATION OF CERTAIN DISPUTES

       14.  Legal Costs.

ESCROW HOLDER'S ACKNOWLEDGMENT


        PURCHASE AGREEMENT AND JOINT ESCROW INSTRUCTIONS
                1970 and 1990 East Grand Avenue
                     El Segundo, California

     THIS AGREEMENT is made and entered into as of the 6th day of November, 1996, by and between CONTINENTAL GRAND COMPANY, A
CALIFORNIA LIMITED PARTNERSHIP (hereinafter called "Seller") and
ARDEN REALTY GROUP LIMITED PARTNERSHIP, A MARYLAND LIMITED
PARTNERSHIP (hereinafter called "Buyer").

                            RECITALS

     A. Seller is the owner of that certain real property located at 1970 and 1990 East Grand Avenue in El Segundo, California, consisting of land and the improvements thereon including two office buildings containing approximately eighty four thousand five hundred (84,500) square feet and a parking lot consisting of approximately three hundred three (303) parking spaces (collectively, the "Premises").

     B. Buyer desires to purchase the Premises on the terms and conditions hereinafter documented.

     NOW, THEREFORE, in consideration of the mutual undertakings of the parties hereto, it is hereby agreed as follows:

1.  Agreement to Sell

     Seller shall sell and Buyer shall purchase, subject to all the terms and conditions hereof, all of the following described property (collectively the "Property"):

     (a) Land. That certain real property located at 1970 and 1990 East Grand Avenue in the City of El Segundo, California, as more particularly described on Exhibit "A" attached hereto and made a part hereof ("Land")

     (b) Improvements. All buildings, structures, improvements and fixtures on the Land belonging to Seller ("Improvements");

     (c) Easements. All easements, interests in roadways, strips and rights appurtenant to the Land if any;

     (d) Licenses. To the extent assignable, all of Seller's right, title and interest in and to all licenses, permits, rights, contracts, water rights, mineral rights, privileges and appurtenances pertaining to any of the foregoing; and

     (e) Personal Property. All of Seller's right, title and interest in and to all furniture, equipment, supplies, tools and machinery, together with all of Seller's right, title and interest in and to any plans, permits or drawings located on or pertaining to the Property and belonging to Seller ("Personal Property"). The Personal Property on or pertaining to the Property shall not be removed from the date hereof and shall become the property of the Buyer upon the Close of Escrow.

2. Purchase Price

      The purchase price ("Purchase Price") for the Property shall be the sum of Three Million Five Hundred Fifty Thousand Dollars ($3,550,000); provided, however, that the Purchase Price shall be increased to Three Million Six Hundred Thousand Dollars ($3,600,000) in the event that Buyer elects to extend the Closing pursuant to subsection 3.3 and Section 4 below.

       2.1  Payment of Purchase Price.   The Purchase Price shall be
paid to Seller by Buyer as follows:

             (a) Deposit. Buyer shall deliver Two Hundred Thousand Dollars ($200,000) to Escrow Holder (defined below) as follows:
(i) Concurrently with the "Opening of Escrow" (as hereinafter defined) Buyer shall deliver an initial deposit ("Initial
Deposit") in the form of a wire transfer, cash, or bank or cashier's check in an amount equal to Fifty Thousand Dollars ($50,000) to Chicago Title Insurance Company ("Escrow Holder"),
(ii) Upon the expiration of the "Due Diligence Period" as defined below in Section 3.1, Buyer shall deliver an additional deposit ("Additional Deposit") in an amount equal to One Hundred Fifty Thousand Dollars ($150,000) to Escrow Holder. The Initial
Deposit and Additional Deposit shall together with all interest accrued thereon constitute the deposit ("Deposit"). Escrow
Holder shall credit such Deposit plus interest against the Purchase Price in accordance with the terms and provisions of this Agreement. The Deposit shall be at all times invested by Escrow Holder in the following investments ("Approved Investments"): (i) United States Treasury obligations, (ii)
United States Treasury-backed repurchase agreements issued by a major money center banking institution reasonably acceptable to Seller, or (iii) such other manner as may be reasonably acceptable to Buyer. The Deposit shall be disposed of by Escrow Holder only as provided in this Agreement.

             (b) Extension Deposit. In the event Buyer exercises Buyer's Election (as described below) to extend the Due Diligence Period and Closing Date as provided in Section 3.3(b) hereof, Buyer shall increase the Deposit to Two Hundred Thousand Dollars ($200,000).

             (c) Closing Payment. The Purchase Price, as adjusted by the application of the Escrow Deposit and by the prorations and credits specified herein, shall be paid in cash on the Closing
Date.

3.  Conditions Precedent

    The obligation of Buyer to purchase and Seller to sell the Property as contemplated by this Agreement is subject to satisfaction of each of the following conditions precedent (any of which may be waived in writing by the party in whose favor such condition exists) on or before the applicable date specified for satisfaction of the applicable condition. If any of such conditions are not fulfilled pursuant to the terms of this Agreement on or before the Closing Date, then this Agreement shall terminate and, in connection with any such termination made in accordance with this paragraph 3, Seller and Buyer shall be released from further obligation or liability hereunder (except for those obligations and liabilities which, pursuant to the terms of this Agreement, survive such termination) and Buyer shall be entitled to a return of the Escrow Deposit. In the event that the Escrow is cancelled by the Buyer because of non-approval of conditions precedent hereto, Buyer agrees to execute any and all required documents of the Escrow Holder or Seller to confirm that the Escrow and this Agreement are terminated. Close of Escrow shall constitute approval by each party of all matters to which such party has a right of approval and a waiver of all conditions.

   3.1 Title Report. Seller shall cause a preliminary title report ("Title Report") covering the Property issued by Chicago Title Company in its capacity as title insurer hereunder ("Title Company") to be delivered to Buyer within ten (10) days of the date of this Agreement. In addition, Seller shall provide Buyer with an updated ALTA Survey ("Updated Survey") of the Property which Updated Survey shall be prepared to the Title Company's standards for an extended coverage ALTA owner's title insurance policy, showing the legal description and boundary lines of, and all Improvements on, the Land, and all easements of record. Unless Buyer shall deliver written notice of disapproval of the Title Report ("Title Objections") prior to the later of (i) expiration of the Due Diligence Period or (ii) ten (10) budiness days after delivery of the Title Report and updated Survey, Buyer shall be deemed to have approved the title exceptions disclosed by the Title Report, and Updated Survey. Approval by Buyer of any additional exceptions to title or survey matters which may be disclosed by the Title Company after Buyer's receipt of the Title Report or Updated Survey shall be a further condition precedent to Buyer's obligation to purchase the Property. If any such additional exceptions to title or survey matters are disclosed, then unless Buyer gives written notice that it disapproves such additional exceptions to title or survey matters, stating the additional exceptions or survey matters so disapproved, on or before the sooner to occur of the Closing Date or ten (10) business days after receipt of written notice of such additional exceptions or survey matters, Buyer shall be deemed to have disapproved said additional title exceptions or survey matters. If, for any reason, on or before the Closing Date Seller does not cause any exceptions to title or survey matters which Buyer disapproves to be removed at no cost or expense to Buyer, or Buyer does not waive such disapproved exceptions or survey matters on or before the Closing Date, then this Agreement shall terminate. Notwithstanding anything to the contrary contained herein, Seller shall be obligated to remove (or cause the Title Company to insure over) any encumbrances securing any mortgage loan obtained by Seller and any mechanics' liens for work performed by Seller at the Property prior to the Closing.

    3.2 Exceptions to Title Buyer shall accept title to the Property, subject to the following exceptions (the "Permitted
Exceptions") to title:

         (a) Real estate taxes and assessments not yet due and payable;

         (b) The printed exceptions which appear in the standard form ALTA owner's policy of title insurance issued by Title
Company; and

         (c) Such other exceptions to title as may be approved by Buyer pursuant to the provisions of subparagraph 3.1 above.

     Conclusive evidence of the availability of such title shall be the willingness of Title Company to issue to Buyer on the Closing Date a standard ALTA extended coverage owner's title insurance policy ("Owner's Policy"), with such endorsements as may be specified by Buyer in writing within the Title Review Period, in the face amount of the Purchase Price, which policy shall show (i) title to the Property to be vested of record in Buyer, and (ii) the Permitted Exceptions to be the only exceptions to title.

     3.3  Due Diligence Matters

          (a) Due Diligence Period. Except as otherwise provided herein, on or before 5:00 p.m. (Pacific Standard Time) on November 11, 1996 (the "Due Diligence Period"), Buyer shall have completed all of Buyer's due diligence examinations, reviews and inspections of all matters respecting the Property, including such environmental and engineering tests and reports (including a Phase I environmental audit and a structural engineering report) and other inspections of the Property and review of applicable federal, state and local laws, ordinances, rules, regulations, permits, licenses, appraisals, financing documents, approvals and orders and any other matters as Buyer shall deem necessary or appropriate in its sole discretion, in order to determine whether the Property is suitable for Buyer's intended use and purpose.
In the event Buyer determines that the condition of the Property is not suitable, Buyer may terminate this Agreement by written notice ("Termination Notice") to Seller and Escrow Holder on or before the end of the Due Diligence Period. Failure by Buyer to deliver a Termination Notice on or before the expiration of the Due Diligence Period shall constitute approval by Buyer of its due diligence examinations, reviews and inspections and its election to proceed with the acquisition of the Property in accordance with the terms of this Agreement unless the Buyer and Seller agree to extend the Due Diligence Period.

          (b) Extension of Due Diligence Period. Buyer, in its sole discretion, may elect to extend the Due Diligence Period for an additional ten (10) days by notifying the Seller on or before 5:00 p.m., on November 11, 1996 that Buyer elects to extend the Due Diligence Period and pay to Seller ("Buyer's Election") an increased Purchase Price for the Property of Three Million Six Hundred Thousand Dollars ($3,600,000) ("Increased Purchase
Price"). Upon Buyer's Election, the Due Diligence Period shall expire on November 21, 1996 at 5:00 p.m. and the Closing Date (as defined in Section 4) shall be extended to December 10, 1996.

           (c) Conduct of Due Diligence Reviews. Buyer shall diligently and in good faith pursue its due diligence reviews hereunder. Within five (5) days of the date of this Agreement, Seller shall provide Buyer with copies of the following (to the extent in Seller's possession or control): the original and as-built plans and specifications for all Improvements on the Property, including structural drawings, architectural, mechanical, electrical, landscape, plumbing and fire sprinkler drawings and specifications, soils, structural, environmental, and hazardous materials reports relating to subsurface conditions, grade plans, topographical maps, asbestos reports and other plans and reports relating to the Property, copies of all leases, licenses, service contracts (including parking, elevator, heating and air conditioning, landscape maintenance, management and brokerage agreements, warranties and instructions books for all equipment at the Property, permits, variances, insurance policies, maps, subdivision plans, certificates of occupancy, building permits and other documentation and evidence that the construction, present use, occupancy and operation of the Property is authorized by and in compliance with all government regulations, copies of Property tax bills and business tax bills for the Property for the last two (2) years, copies of the most recent utility bills for the Property and all other similar records for the Property, to the extent available to Seller, shall be provided to Buyer by Seller, for the of Buyer's due diligence review. All due diligence examinations, reviews and inspections conducted or to be conducted by Buyer have been and shall be at Buyer's sole cost and expense (including, without limitation, those related to appraisers, inspectors, auditors and environmental and engineering consultants). Buyer shall have the right to conduct all inspections and tests on the Property which Buyer deems necessary. Buyer shall conduct its due diligence and environmental reviews, inspections and examinations in a manner so as to not cause damage, loss, cost or expense to Seller or the Property, and Buyer will indemnify, defend and hold Seller and the Property harmless from and against any such damage, loss, cost or expense. The foregoing indemnification obligation shall survive the closing of the transactions contemplated herein or the earlier termination of this Agreement. Buyer shall promptly return to Seller all documents and other materials furnished by Seller to Buyer. Buyer shall keep all information or data received or discovered in connection with any of the inspections, reviews or examinations strictly confidential.

4.  Escrow Matters

    Upon execution of this Agreement, the parties shall deposit an executed copy of this Agreement with Escrow Holder and Buyer shall, concurrently therewith, place the Escrow Deposit with Escrow Holder. Escrow Holder shall promptly execute this Agreement upon receipt of this Agreement and an escrow shall be established ("Escrow"). This Agreement shall serve as the instructions to Escrow Holder to consummate the purchase and sale contemplated hereunder. Seller and Buyer agree to execute such additional and supplementary escrow instructions as may be appropriate to enable Escrow Holder to comply with the terms of this Agreement. If there is any conflict between the provisions of this Agreement and any such additional or supplementary escrow instructions, however, the terms of this Agreement shall control. "Closing Date" means November 21, 1996, or such earlier date as may be agreed upon by Buyer and Seller; provided, however, in accordance with Section 2 and subsection 3.3(a), should Buyer elect hereto to pay the Increased Purchase Price, to Seller for the Property, then the Closing Date shall be extended to December 10, 1996. "Close of Escrow" shall occur on the Closing Date and shall mean the day the transfer documents, required to be recorded hereunder are in fact recorded in the Recorder's Office of the County of Los Angeles.

    4.1  Deliveries to Escrow by Seller.  Prior to the Closing
Date, Seller shall deliver or cause to be delivered to Escrow
Holder the following:

         (a)  A duly executed and acknowledged grant deed ("Grant
Deed") in the form of Exhibit "B" attached hereto and made a part hereof;

         (b) A duly executed and acknowledged Bill of Sale ("Bill of Sale") in the form of Exhibit "C" attached hereto and made a part hereof;

        (c) A duly executed and acknowledged certificate regarding the "non-foreign" status of Seller satisfying the requirements of
Section 1445 of the Internal Revenue Code of 1986, as amended, and the regulations thereunder;

        (d) A "Withholding Exemption Certificate, Form 590" or in the event that Seller is a non-California resident, a certificate issued by the California Franchise Tax Board, pursuant to the Revenue and Taxation Code Sections 18805 and 26131, stating either the amount of withholding required from Seller's proceeds or that Seller is exempt from such withholding requirement;

         (e) A certificate ("Seller's Closing Certificate") updating the representations and warranties of Seller contained in subsection 8.1 hereof as of the Closing Date (with any changes thereto being noted on such certificate); and

         (f) Evidence reasonably satisfactory to Buyer and Escrow Holder respecting the due organization of Seller as a limited partnership and the due authorization and execution of this Agreement and the documents required to be delivered hereunder including a copy of this Agreement signed by all four of Seller's general partners;

    4.2  Deliveries Outside of Escrow.

         On or before the Closing Date, Seller shall deliver or cause to be delivered to Buyer the following:

         (a) To the extent they are then in Seller's possession, and have not been delivered to Buyer, all documents required by Buyer in accordance with Section 3.3 above;

         (b) All keys in Seller's possession for all improvements on the Property;

         (c) The originals of all Contracts which will remain in effect after the Closing and all correspondence and existing records prepared by Seller in its normal course of operations specifically for the Property relating to, and necessary for, the on-going operations and maintenance of the Property (which materials may be either delivered at Closing or left at the management office at the Property);

         (d) Such additional documents as may be reasonably required by Buyer and Escrow Holder in order to consummate the transactions hereunder (provided the same do not materially increase the costs to, or liability or obligations of, Seller in a manner not otherwise provided for herein).

    4.3  Deliveries to Escrow by Buyer

         Prior to the Closing Date, Buyer shall deliver or cause to be delivered to Escrow Holder the following:

         (a) The Closing Payment, which amount shall be delivered to Escrow Holder by wire transfer of immediately available federal funds in accordance with separate wire instructions to be given by Escrow Holder prior to the Closing Date;

         (b) A duly executed and acknowledged Assignment and Assumption Agreement;

         (c) Evidence reasonably satisfactory to Seller and Escrow Holder respecting the due organization of Buyer and the due authorization and execution of this Agreement and the documents required to be delivered hereunder; and

         (d) Such additional documents as may be reasonably required by Seller and Escrow Holder in or to consummate the transactions hereunder (provided the same do not materially increase the costs to, or liability or obligations of, Buyer in a manner not otherwise provided for herein).

     5.   The Closing.

          Escrow Holder shall close the Escrow on the Closing Date by (i) causing the Grant Deed to be recorded in the Recorder's Office of the County of Los Angeles at 8:00 a.m. on the Closing Date, (ii) delivering the Closing Payment and the Escrow Deposit to Seller and the other funds and documents as provided in subparagraph 5.1 below, WHEN AND ONLY WHEN each of the following conditions have been satisfied:

          (a) All funds of Buyer and all documents of Seller described in subparagraphs 4.1(a) through (d) above have been delivered to Escrow Holder; and

          (b)  Title Company is prepared to deliver the Title Policy.

          5.2  Distribution of Funds and Documents.

               (a) All funds received by Escrow Holder under this paragraph 5.1 shall be, until Close of Escrow, invested in Approved Investments. Interest accruing to such account prior to the Close of Escrow shall be for the account of Buyer, and interest accruing on all sums due Seller after the Close of Escrow shall be for the account of Seller.

               (b) Upon Close of Escrow, Escrow Holder shall disburse the Closing Payment and the Escrow Deposit to Seller.

               (c) Escrow Holder shall cause the recorded Grant Deed to be delivered to Buyer.

         5.3 Closing Costs. Seller shall pay (i) one-half of the escrow fees of Escrow Holder, (ii) the title insurance premium
(at a rate not in excess of standard issue rates) attributable to a CLTA Owner's Policy of title insurance, (iii) the costs of the Updated Survey, and (iv) documentary transfer taxes attributable to the Grant Deed. Buyer shall pay (i) one-half of the escrow fees of Escrow Holder, (ii) all costs and expenses related to Buyer's due diligence examinations, reviews and inspections,
(iii) all recording charges attributable to the recordation of any documents contemplated in this Agreement, and (iv) the difference in cost between a standard CLTA Owner's Policy of title insurance and an extended coverage ALTA Owner's Policy of title insurance. Seller and Buyer shall each pay their respective shares of prorations as hereinafter provided.

     6.  Prorations.

         6.1 Items to be Prorated. The following shall be prorated between Seller and Buyer as of the Closing Date (on the basis of the actual number of days elapsed over the applicable period):

              (a) All real estate and personal property taxes and assessments on the Property for the current year.

              (b) All customary operating expenses incurred in the ordinary course of management and operation of the Property.

          6.2 Calculation The prorations and payments shall be made on the basis of a written statement submitted to Buyer and Seller by Escrow Holder prior to the Close of Escrow and approved by Buyer and Seller (which statement shall include a list of delinquent rental amounts as of the Closing Date). In the event any prorations or apportionments made under Section 6 shall prove to be incorrect for any reason, then any party shall be entitled to an adjustment to correct the same. Any item which cannot be finally prorated because of the unavailability of information shall be tentatively prorated on the basis of the best data then available and reprorated when the information is available. In the event that the transactions contemplated in this Agreement are not closed in time for Seller to receive the funds to be paid to Seller hereunder by 5:00 p.m., Pacific Standard Time, on the Closing Date, then appropriate adjustments to compensate Seller for any loss of interest and the like shall be made by the parties.

     7. Condemnation or Destruction of Property

        In the event that, after the date hereof but prior to the Closing Date, either any portion of the Property is taken pursuant to eminent domain proceedings or any of the improvements on the Property are damaged or destroyed by any casualty, Seller shall have no obligation to repair or replace any such damage or destruction. Seller shall, upon consummation of the transaction herein provided, assign to Buyer all claims of Seller respecting any condemnation or casualty insurance coverage, as applicable, and all condemnation proceeds or proceeds from any such casualty insurance received by Seller on account of any casualty (the damage from which shall not have been repaired by Seller prior to the Closing Date) as applicable, and Seller shall give Buyer a credit equal to the deductible portion of Seller's insurance policy attributable to the Property. In the event (i) the condemnation award shall equal or exceed $250,000 or otherwise materially and adversely affect access to or parking at the Property, or (ii) the cost of repair of damage to the Property on account of a casualty, shall equal or exceed $250,000 or otherwise materially and adversely interfere with the operations of the Property, Buyer may, at its option, terminate this Agreement by notice to Seller, given on or before the Closing Date.

     8. Representations, Warranties and Covenants

        8.1 Representations, Warranties and Covenants of. Seller hereby represents and warrants that the following are true and correct as of the date hereof:

             (a) Leases. There are no Leases, occupancy rights, licenses, amendments or agreements, oral or written, now in effect with respect to occupancy at the Property. The prior tenant occupied the Property pursuant to a net lease at the rental rate of $108,298.49 per month and was responsible for all maintainance and occupancy costs.

             (b) Litigation. There is no pending nor, to Seller's knowledge without the necessity of due diligence or investigation, any threatened action, litigation, arbitration, condemnation, administrative or other proceeding against the Property or against Seller with respect to the Property before any court, agency of government official.

             (c) Compliance. Seller has received no notice from any governmental authority having jurisdiction over the Property to the effect that the Property is not in compliance with applicable laws and ordinances or that Seller, with respect to the Property is in violation of any government statutes, regulations, restrictions, permits or approvals.

             (d) Service Agreements. Seller has not entered into any service agreements or contracts ("Service Agreements") or other agreements, oral or written (other than as set forth in this Agreement or provided to Buyer pursuant to subsection 3.3) relating to the Property which will be in force on the Closing
Date, except as described herein, and Seller has not received any notice of any material default thereunder that remains uncured.
Notwithstanding the foregoing, Seller has a month-to-month landscaping service agreement for the Property, a security service agreement for the Property which may be cancelled on three days' notice to the security service and has maintained the air conditioning equipment for the Property.

             (e) Hazardous Substances. Seller has continuously leased the Property to Hughes Aircraft and has no knowledge of any conditions relating to Hazardous Material or any Environmental
Claim or any Environmental Compliance obligation, except as may be reflected in the following documents heretofore submitted to the Buyer:

                   i) PHASE I ENVIRONMENTAL SITE ASSESSMENT dated August 1, 1996 prepared by Fugro West, Inc.;

                   ii) UNDERGROUND STORAGE TANK REMOVAL REPORT dated August 1, 1996 prepared by Smith Environmental Technologies Corporation;

                    iii) HAZARDOUS MATERIALS UNDERGROUND STORAGE CLOSURE
                         CERTIFICATION dated August 19, 1996 prepared by the County of Los Angeles, Department of Public Works;

                    iv) ASBESTOS SURVEY REPORT dated August 1995 prepared by Fugro West, Inc.; and

                    v) WALLBOARD AND JOINT COMPOUND INVESTIGATION REPORT dated August 1996 prepared by Fugro West, Inc.


                    The term "Hazardous Material" means: (I) asbestos, PCB, urea formaldehyde, any chemicals, flammable substances or explosive, any radioactive materials (including radon), any hazardous wastes or substances, any toxic wastes or substances, or any other materials or pollutants which have, as of the date of this Agreement, been determined to be hazardous by any applicable Federal, state or local law, or, by regulations of the U.S. Environmental Protection Agency, the U.S. Department of Energy, the U.S. Department of Labor, the U.S. Department of Transportation, and/or any instrumentality authorized to regulate materials and substances in the environment which has jurisdiction over the Property ("Environmental Agency"), or (II) any oil, petroleum or petroleum or petroleum derived substance, any drilling fluids, produced waters and other wastes associated with the exploration, development, or production of crude oil, which materials listed under items (I) and (II) above cause the Property to be in material violation of any applicable environmental laws or the regulations of any Environmental Agency. The term "Hazardous Material" does not include the following (the "Excluded Items") : (1) motor oil and gasoline contained in vehicles not used primarily for the transport of motor oil or gasoline, or (2) materials which are stored or used in the ordinary course of a tenant's occupancy at (or Seller or Seller's managing agents' operation of) the Property, or which are stored, used, held, or disposed of in compliance with all applicable laws or ordinance. The term "Environmental Claim" means any third-party claim for personal injury, death and/or property damage (other than property damage to the Property itself) made, asserted or prosecuted by or on behalf of any person or entity, including, without limitation, any governmental entity, or any present or former tenant, and arising or allegedly arising out of any Hazardous Material which was present or released in, on, under, or about the Property (or any part). The term "Environmental Compliance Obligation" means any requirement imposed by an Environmental Agency to bring the Property into compliance with applicable Federal, state, and local laws and regulations directly relating to the existence in, on, under or about the Property of any Hazardous Material.

             (f) Due Authority. Seller is a limited partnership, duly organized and validly existing under the laws of the State of California, duly qualified to conduct its business and in good standing in the State of California. Seller has the legal power, right and authority to enter into this Agreement and the instruments and documents referenced herein, and to consummate the transactions contemplated hereby. The individual(s) executing this Agreement and the instruments referenced herein on behalf of Seller have the power, right and authority to bind Seller.

             (g) Actions. All requisite action has been taken by Seller and all requisite consents have been obtained in connection with the entering into of this Agreement and the instruments and documents referenced herein, and the consummation of the transactions contemplated hereby, and no consent of any other party is required.

             (h) No Conflict. The execution and delivery of this Agreement, the consummation of the transactions herein contemplated, and compliance with the terms of this Agreement shall not conflict with or result in a breach of any of the terms of provisions of, or constitute a default under, any instrument or agreement to which Seller is a party or, to Seller's knowledge, by which any of the Property is or may be bound, or any applicable regulation of any governmental agency, or any judgment, order or decree of any court having jurisdiction over Seller or, to Seller's knowledge, the Property. Notwithstanding the foregoing, Seller's sale of the Property will accelerate the balance due under any existing first deed of trust on the Property which will be paid off at the Closing.

             (i) Binding Obligations. This Agreement, is, and the other Closing documents shall be at the time of their execution and delivery, legal, valid, and binding obligations of Seller.

             (j) "As Is" Sale Disclaimer. IT IS EXPRESSLY UNDERSTOOD AND AGREED THAT BUYER IS ACQUIRING THE PROPERTY "AS IS" AND
"WHERE IS," IN ITS PRESENT STATE AND CONDITION AND WITH ALL
FAULTS, WITHOUT ANY REPRESENTATIONS OR WARRANTIES FROM SELLER
EXCEPT AS SPECIFICALLY PROVIDED IN THIS AGREEMENT.  IN
PARTICULAR, AND NOT BY WAY OF LIMITATION EXCEPT AS EXPRESSLY
PROVIDED IN THIS AGREEMENT, SELLER MAKES NO REPRESENTATION OR
WARRANTY WITH RESPECT TO THE QUALITY, TITLE, PHYSICAL CONDITION,
VALUE, OPERATION OR MANAGEMENT OF THE PROPERTY, THE INCOME OR
EXPENSES FROM OR OF THE PROPERTY, THE COMPLIANCE OF THE PROPERTY
WITH APPLICABLE LAWS OR REGULATIONS, INCLUDING, WITHOUT
LIMITATION, ANY LAWS RELATING TO ZONING, SUBDIVISION, PLANNING, BUILDING, FIRE SAFETY, EARTHQUAKE, HEALTH OR ENVIRONMENTAL
MATTERS, THE PRESENCE OR ABSENCE OF HAZARDOUS SUBSTANCES, OR THE COMPLIANCE OF THE PROPERTY WITH ANY COVENANTS, CONDITIONS OR
RESTRICTIONS (WHETHER OR NOT OF RECORD).   DURING THE INSPECTION
PERIOD, BUYER WILL HAVE MADE ALL OF THE INVESTIGATIONS BUYER
DEEMS NECESSARY IN PURCHASING THE PROPERTY.  IF THIS AGREEMENT IS
NOT TERMINATED AND BUYER ACQUIRES THE PROPERTY AS PROVIDED
HEREIN, BUYER SHALL HAVE THEREBY APPROVED ALL ASPECTS OF THE
PROPERTY AND THIS TRANSACTION AND THEREBY WAIVES ANY CLAIM OR
LIABILITY AGAINST SELLER RESPECTING THE PROPERTY EXCEPT IN
CONNECTION WITH ANY REPRESENTATION OR WARRANTY OF SELLER HEREIN
WHICH WILL SURVIVE THE CLOSING BY SIX (6) MONTHS UNDER SECTION
8.3.  ANY SPECIFIC KNOWLEDGE OF THE PROPERTY WHICH ACTUALLY COMES
TO THE ATTENTION OF BUYER PRIOR TO THE CLOSING, EITHER IN WRITING
BY SELLER OR DUE TO BUYER'S OWN INVESTIGATIONS, SHALL BE DEEMED
TO LIMIT ANY EXPRESS REPRESENTATIONS AND WARRANTIES MADE BY
SELLER IN THIS AGREEMENT SO AS TO REDUCE OR ELIMINATE ANY
LIABILITY WHICH SELLER MAY OTHERWISE HAVE HAD AS A RESULT OF SUCH REPRESENTATIONS AND WARRANTIES. NOTWITHSTANDING THE FOREGOING,
AND NOTWITHSTANDING THE FACT THAT BUYER INTENDS TO CONDUCT ITS
OWN INVESTIGATION OF THE PROPERTY, SELLER AGREES THAT NOTHING
HEREIN SHALL RELIEVE SELLER OF ANY OBLIGATIONS WHICH SELLER HAS
UNDER ANY OTHER PROVISIONS OF THIS AGREEMENT, OR UNDER OTHER
DOCUMENTS ENTERED INTO CONCURRENTLY HEREWITH, OR IMPLIED BY LAW,
NOR SHALL ANY INSPECTION OR REVIEW CONSTITUTE A WAIVER BY BUYER
OF ITS RIGHTS TO ENFORCE ANY OF THE SAME.

8.2     Representations and Warranties of Buyer.

        (a) Organization. Buyer is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Maryland. Buyer has the legal power, right and authority to enter in to this Agreement and the instruments and documents referenced herein, and to consummate the transactions contemplated hereby. The individual(s) executing this Agreement and the instruments referenced herein on behalf of Buyer have the power, right and authority to bind Buyer.

         (b) Actions. All requisite action has been taken by Buyer and all requisite consents have been obtained in connection with the entering into of this Agreement and the instruments and documents referenced herein, and the consummation of the transactions contemplated hereby, and no consent of any other party is required.

         (c) No Conflict. The execution and delivery of this Agreement, the consummation of the transactions herein contemplated, and compliance with the terms of this Agreement shall not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any instrument or agreement to which Buyer is a party or any applicable regulation of any governmental agency, or any judgment, order or decree of any court having jurisdiction over Buyer.

          (d) Binding Obligations. This Agreement is, and the other Closing Documents shall be at the time of their execution and delivery, legal, valid, and binding obligations of Buyer.

          8.3 Survival. Any cause of action of a party for a breach of the foregoing representations and warranties shall survive for a period of six (6) months from the Closing Date, at which time such representations and warranties (and any cause of action resulting from a breach thereof not then in litigation) shall terminate (such three year period being herein called the ("Survival Period").

          8.4 Interim Covenants Until the Closing Date or the sooner termination of this Agreement:

                (a) Buyer and Seller acknowledge that the Property is currently unoccupied and that Seller is doing the minimum maintenance required pending the Closing. Notwithstanding the foregoing, Seller shall maintain the Property in the same manner as Seller maintained the Property prior to Seller's execution of this Agreement, pursuant to Seller's normal course of business, (such maintenance obligations not including extraordinary capital expenditures or expenditures not incurred in such normal course of business) subject to reasonable wear and tear and further subject to destruction by casualty or other events beyond the control of Seller.

               (b) Seller shall not enter into any additional service contracts, leases or other similar agreements without the prior consent of Buyer, except those deemed reasonably necessary by Seller which are cancelable on 30 days' notice.

               (c) Seller has not actively offered the Property for lease prior to Seller's execution of this Agreement, and pursuant to Seller's normal course of business, will not actively offer the Property for lease, but shall keep Buyer informed as to the status of leasing prior to the Closing Date. From and after the date hereof, Seller shall not enter into any new leases or material modifications of existing leases without the consent of Buyer in Buyer's sole discretion. Buyer shall also be permitted to market the Property for lease during the Escrow period.

               (d) Seller shall keep the Current Insurance (or insurance containing substantial similar coverage) in full force and effect.

               (e) Seller shall not remove any fixtures, equipment or personal property to be transferred to Buyer.

               (f) If prior to Closing, Seller discovers any information or facts which would materially change the representations and warranties of Seller contained in this Agreement, Seller shall reasonably promptly thereafter give notice to Buyer of such information or facts.

     9.  Indemnification.

          9.1 By Buyer. Buyer shall hold harmless, indemnify and defend Seller from and against: (1) any and all third party claims for Buyer's torts or breaches of contract related to the Property and occurring on or after the Closing Date, (2) any and all loss, damage or third party claims arising out of Buyer's inspections or examinations of the Property prior to the Closing Date.

          9.2 By Seller. Seller shall hold harmless, indemnify and defend Buyer from and against: (1) any and all third party claims for Seller's torts or breaches of contract related to the Property and occurring prior to the Closing Date; and (2) all costs and expenses, including reasonable attorney's fees, incurred by the Buyer as a result of such claims.

          9.3 Generally. Each indemnification under this Agreement shall be subject to the following provisions: The indemnitee shall notify indemnitor of any such claim against indemnitee within 30 days after it has notice of such claim, but failure to notify indemnitor shall in no case prejudice the rights of indemnitee under this Agreement unless indemnitor shall be prejudiced by such failure and then only to the extent of such prejudice. Should indemnitor fail to discharge or undertake to defend indemnitee against such liability within 10 days after the indemnitee gives the indemnitor written notice of the same, then indemnitee may settle such liability, and indemnitor's liability to indemnitee shall be conclusively established by such settlement, the amount of such liability to include both the settlement consideration and the reasonable costs and expenses, including attorneys' fees, incurred by indemnitee in effecting such settlement.

     10.  Certain Remedies.

          10.1   DISPOSITION OF ESCROW   IF THE TRANSACTION HEREIN
PROVIDED SHALL NOT BE CLOSED BY REASON OF SELLER'S DEFAULT (THE PARTIES ACKNOWLEDGE THAT THEY ARE AWARE THAT THIS TRANSACTION IS AN "AS IS" "WHERE IS" TRANSACTION SUBJECT TO BUYER'S DUE
DILIGENCE REQUIREMENTS) UNDER THIS AGREEMENT OR THE FAILURE OF SATISFACTION OF THE CONDITIONS DESCRIBED IN PARAGRAPH 3 HEREOF OR THE TERMINATION OF THIS AGREEMENT IN ACCORDANCE WITH THE TERMS HEREOF, AND BUYER SHALL NOT HAVE DEFAULTED UNDER THIS AGREEMENT, THEN THE ESCROW DEPOSIT SHALL BE RETURNED TO BUYER, AND NEITHER PARTY SHALL HAVE ANY FURTHER OBLIGATION OR LIABILITY TO THE
OTHER; PROVIDED, HOWEVER, IF THE TRANSACTIONS HEREUNDER SHALL
FAIL TO CLOSE BY REASON OF SELLER'S DEFAULT, AND BUYER SHALL HAVE FULLY PERFORMED ITS OBLIGATIONS HEREUNDER AND SHALL BE READY, WILLING AND ABLE TO CLOSE, THEN BUYER SHALL BE ENTITLED TO SPECIFICALLY ENFORCE THIS AGREEMENT (BUT NO OTHER ACTION, FOR DAMAGES OR OTHERWISE, SHALL BE PERMITTED). IN THE EVENT THE TRANSACTION HEREIN PROVIDED SHALL NOT CLOSE DUE TO DEFAULT OF BUYER, THEN THE ESCROW DEPOSIT SHALL BE RETAINED BY OR DELIVERED TO SELLER, AS APPLICABLE, AS FULL COMPENSATION AND LIQUIDATED DAMAGES UNDER AND IN CONNECTION WITH THIS AGREEMENT. IN THE
EVENT THE TRANSACTION HEREIN PROVIDED SHALL CLOSE, THE ESCROW DEPOSIT SHALL BE APPLIED AS A PARTIAL PAYMENT OF THE PURCHASE PRICE. IN CONNECTION WITH THE FOREGOING, THE PARTIES RECOGNIZE THAT SELLER WILL INCUR EXPENSE IN CONNECTION WITH THE TRANSACTION CONTEMPLATED BY THIS AGREEMENT AND THAT THE PROPERTY WILL BE REMOVED FROM THE MARKET; FURTHER, THAT IT IS EXTREMELY DIFFICULT AND IMPRACTICABLE TO ASCERTAIN THE EXTENT OF DETRIMENT TO SELLER CAUSED BY THE BREACH BY BUYER UNDER THIS AGREEMENT AND THE
FAILURE OF THE CONSUMMATION OF THE TRANSACTION CONTEMPLATED BY THIS AGREEMENT OR THE AMOUNT OF COMPENSATION SELLER SHOULD
RECEIVE AS A RESULT OF BUYER'S BREACH OR DEFAULT. IN THE EVENT THE SALE OF THE PROPERTY SHALL NOT BE CONSUMMATED ON ACCOUNT OF BUYER'S DEFAULT, THEN THE RETENTION OF THE ESCROW DEPOSIT SHALL
BE SELLER'S SOLE AND EXCLUSIVE REMEDY UNDER THIS AGREEMENT BY REASON OF SUCH DEFAULT, SUBJECT TO THE PROVISIONS OF PARAGRAPH 3 HEREOF.


     /s/ MA /s/ EA /s/ HA /s/ EM                       /s/ RSZ
     Seller's Initials                       Buyer's Initials

        10.2  Post-Closing Matters.  Nothing contained in paragraph
10.1 above shall limit either party's rights or remedies respecting any breach, default or other obligation of a party following the Close of Escrow hereunder; provided, however, the foregoing shall not modify or amend any other limitation or provision contained herein.

     11.  Brokers.

         11.1 Warranties. Except as provided in paragraph 11.2 below, Seller represents and warrants to Buyer, and Buyer represents and warrants to Seller, that other than CB Commercial Real Estate Group, Inc. and Erwin Mooradian, no broker or finder has been engaged by it, respectively, in connection with any of the transactions contemplated by this Agreement or to its knowledge is in any way connected with any of such transactions. In the event of any other claim for broker's or finder's fee or commissions in connection herewith, then Seller shall indemnify and defend Buyer from the same if it shall be based upon any statement or agreement alleged to have been made by Seller, and Buyer shall indemnify and defend Seller from the same if it shall be based upon any statement or agreement alleged to have been made by Buyer. The indemnification obligations under this subsection 11.1 shall survive the closing of the transactions hereunder or the earlier termination of this Agreement.

       11.2 Commissions and Broker Waiver. If and only if the sale contemplated herein closes, Seller agrees to pay a commission to CB Commercial Real Estate Group, Inc. and Erwin Mooradian. The foregoing payments shall be the sole commissions, fees or payments payable to the Brokers in connection with the transactions hereunder. No commission, fee or payment shall be payable to the Brokers except in the event of a sale hereunder and if such sale does not close for any reason (including by reason of a default by Seller or Buyer hereunder), no commission, fee or other payment of any kind shall be payable to any of the Brokers by Seller. Each of the Brokers shall produce evidence satisfactory to Buyer of a valid and current broker's license issued by the Department of Real Estate of the State of California. It is expressly understood that no Brokers shall, under any circumstances, be deemed a third party beneficiary of this Agreement.

         11.3 Commissions and Broker Representation. Buyer is represented exclusively in this transaction by CB Commercial Real Estate Group, Inc., a licensed California real estate broker, and Seller is represented exclusively in this transaction by Erwin Mooradian, a licensed California real estate broker.

     12.  Miscellaneous.

          12.1 Entire Agreement. This Agreement contains the entire agreement between the parties respecting the matters herein set forth and supersedes all prior agreements between the parties hereto respecting such matters. This Agreement may not be modified or amended except by written agreement signed by both parties.

          12.2 Time of the Essence. Time is of the essence of this Agreement.

          12.3 Interpretation. Paragraph headings shall not be used in construing this Agreement. Each party acknowledges that such party and its counsel, after negotiation and consultation, have reviewed and revised this Agreement. As such, the terms of this Agreement shall be fairly construed and the usual rule of construction, to the effect that any ambiguities herein should be resolved against the drafting party, shall not be employed in the interpretation of this Agreement or any amendments, modifications or exhibits hereto or thereto.

          12.4 Governing Law. This Agreement shall be construed and enforced in accordance with the laws of the State of California.

          12.5 Successors and Assigns. Buyer may assign or transfer its rights or obligations under this Agreement without the prior written consent of Seller (in which event such transferee shall assume in writing all of the transferor's obligations hereunder. Subject to the foregoing, this Agreement and the terms and provisions hereof shall inure to the benefit of and be binding upon the successors and assigns of the parties.

          12.6 Notices. Any notice which a party is required or may desire to give the other shall be in writing and shall be sent by personal delivery or by mail (either [i] by United States registered or certified mail, return receipt requested, postage prepaid, [ii] by facsimile transmission (followed by overnight delivery pursuant to clause [iii] hereafter, or [iii] by Federal Express or similar generally recognized overnight carrier regularly providing proof of delivery), addressed as follows
(subject to the right of a party to designate a different address for itself by notice similarly given):

                    To Seller:          Continental GrandCompany
                                        15441 Milldale Drive
                                        Los Angeles, California 90077-1605
                                        Attn:  Mr. Erwin Mooradian
                                        Telephone: 310-476-7744
                                        Facsimile: 310-471-7344

                    With a copy to:     Astor & Phillips
                                        800 Wilshire Boulevard, Suite 1500
                                        Los Angeles, California 90017-2619
                                        Attn:  George Phillips, Esq.
                                        Telephone: 213-680-8212
                                        Facsimile: 213-891-2910

                    To Escrow Holder:   Chicago Title Insurance Company
                                        700 South Flower Street, Suite 900
                                        Los Angeles, California 90017
                                        Attn: Mr. Frank Jansen
                                        Telephone: 213-488-4300
                                        Facsimile: 213-488-4387

                   To Buyer:           Arden Realty Group Limited Partnership
                                       c/o  Arden Realty Group, Inc.
                                       9100 Wilshire Boulevard
                                       East Tower, Suite 700
                                       Beverly Hills, California 90212
                                       Attn: Brigitta B. Troy
                                       Telephone: 310-271-8600
                                       Facsimile: 310-274-6218

                    With a copy to:    Christensen, White, Miller, Fink,
                                          Jacobs, Glaser & Shapiro, LLP
                                       2121 Avenue of the Stars, 18th Floor
                                       Los Angeles, California 90067
                                       Attn: Alisa J. Freundlich
                                       Telephone: 310-556-7862
                                       Facsimile: 310-556-2920

Any notice so given by mail shall be deemed to have been given as of the date of delivery (whether accepted or refused) established by U.S. Post Office return receipt or the overnight carrier's proof of delivery, as the case may be. Any such notice not so given shall be deemed given upon receipt of the same by the party to whom the same is to be given.

          12.7 Third Parties. Nothing in this Agreement, whether expressed or implied, is intended to confer any rights or remedies under or by reason of this Agreement on any other person other than the parties hereto and their respective successors and assigns, nor is anything in this Agreement intended to relieve or discharge the obligation or liability of any third persons to any party to this Agreement, nor shall any provision give any third parties any right of subrogation or action over or against any party to this Agreement. This Agreement is not intended to and does not create any third party beneficiary rights whatsoever.

     13. ARBITRATION OF CERTAIN DISPUTES. ANY CONTROVERSY OR CLAIM ARISING UNDER OR RELATING TO THE TERMS OF THIS AGREEMENT OR ANY OF THE EXHIBITS ATTACHED TO IT, AND ANY PROCEEDINGS TO ENFORCE THIS AGREEMENT OR RIGHTS UNDER THIS AGREEMENT AND ITS EXHIBITS OTHER THAN THE "EXCLUDED MATTERS" (AS HEREINAFTER DEFINED) SHALL BE SETTLED BY ARBITRATION IN THE CITY OF LOS ANGELES, IN ACCORDANCE WITH THE COMMERCIAL ARBITRATION RULES OF THE AMERICAN ARBITRATION ASSOCIATION. THE ARBITRATOR(S) SHALL HAVE THE RIGHT TO DETERMINE THE SCOPE OF THEIR JURISDICTION AND GRANT EQUITABLE RELIEF, INCLUDING, WITHOUT LIMITATION, THE RIGHT TO ORDER THE EXPUNGEMENT OF ANY LIS PENDENS WHICH THE ARBITRATOR(S) DEEM IMPROPER. THE PREVAILING PARTY SHALL BE ENTITLED TO REASONABLE ATTORNEYS' FEES AND OTHER REASONABLE COSTS INCURRED IN CONNECTION WITH THE ARBITRATION OR ANY OTHER LITIGATION PLUS INTEREST ON THE AMOUNT OF ANY AWARD. JUDGMENT UPON THE AWARD RENDERED BY THE ARBITRATOR(S) MAY BE ENTERED IN ANY COURT HAVING JURISDICTION THEREOF. THIS PARAGRAPH MUST BE INITIALED BELOW IN ORDER FOR THIS PARAGRAPH OF THE AGREEMENT TO BE BINDING.

          NOTICE: BY INITIALLING IN THE SPACE BELOW, YOU ARE AGREEING TO HAVE ANY DISPUTE ARISING OUT OF THE MATTERS INCLUDED IN THE "ARBITRATION OF DISPUTES" PROVISION DECIDED BY NEUTRAL ARBITRATION AS PROVIDED BY
     CALIFORNIA LAW, AND YOU ARE GIVING UP ANY RIGHTS YOU
     MIGHT POSSESS TO HAVE THE DISPUTE LITIGATION IN A COURT
     OR JURY TRIAL.  BY INITIALLING IN THE SPACE BELOW, YOU
     ARE GIVING UP YOUR JUDICIAL RIGHTS TO DISCOVERY AND APPEAL, UNLESS SUCH RIGHTS ARE SPECIFICALLY INCLUDED IN THE "ARBITRATION OF DISPUTES" PROVISION. IF YOU REFUSE
     TO SUBMIT TO ARBITRATION AFTER AGREEING TO THIS
     PROVISION, YOU MAY BE COMPELLED TO ARBITRATE UNDER THE AUTHORITY OF THE CALIFORNIA CODE OF CIVIL PROCEDURE.
     YOUR AGREEMENT TO THIS ARBITRATION PROVISION IS
     VOLUNTARY.  WE HAVE READ AND
     UNDERSTAND THE FOREGOING AND AGREE TO SUBMIT DISPUTES ARISING OUT OF THE MATTERS INCLUDED IN THE "ARBITRATION OF DISPUTES" PROVISION TO NEUTRAL ARBITRATION.

     /s/ MA /s/ EA /s/ HA /s/ EM                  /s/ RSZ
     Seller's Initials                       Buyer's Initials


     As used herein, "Excluded Matters" means any controversy, claim or proceeding with respect to or otherwise related to a breach or default of any representation or warranty contained in this Agreement (which matters shall not be subject to the arbitration provisions contained herein).

     14. Legal Costs. The parties hereto agree that they shall pay directly any and all legal costs which they have incurred on their own behalf in the preparation of this Agreement, all deeds and other agreements pertaining to this transaction and that such legal costs shall not be part of the closing costs. In addition, if either Buyer or Seller brings any suit or other proceeding (including arbitration) with respect to the subject matter or the
enforcement of  this  Agreement,  the  prevailing   party   (as
determined by the court, agency or other authority before which such suit or proceeding is commenced), in addition to such other relief as may be awarded, shall be entitled to recover reasonable attorneys' fees, expenses and costs of investigation actually incurred. The foregoing includes, but is not limited to, attorneys' fees, expenses and costs of investigation (including, without limitation, those incurred in appellate proceedings), costs incurred in establishing the right to indemnification, or in any action or participation in, or in connection with, any case or proceeding under the Bankruptcy Code.

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                             Seller

                             CONTINENTAL GRAND COMPANY,
                             a California limited partnership


                             By: /s/ Mihran S. Agbabian
                             Its:    General Partner


                             By: /s/ Elizabeth Agbabian
                             Its:    General Partner


                             By: /s/ Hrant Agbabian
                             Its:    General Partner


                             By: /s/ Erwin Mooradian
                             Its:    General Partner


                             Buyer:

                             ARDEN REALTY GROUP LIMITED PARTNERSHIP,
                             a Maryland Limited Partnership

                             By: ARDEN REALTY GROUP, INC.,
                                 a Maryland corporation,
                                 its General Partner

                                 By:  /s/ Richard Ziman
                                 Its:    Chairman & CEO

                 ESCROW HOLDER'S ACKNOWLEDGMENT

      The undersigned hereby executes this Agreement to evidence its agreement to act as Escrow Holder in accordance with the terms of this Agreement.

Date:   November  7,  1996              Chicago Title Insurance Company

                                        By:  /s/ Jane Little

                                        Name: Jane Little

                                        Title:  Sr. Escrow Officer

The Company hereby agrees to furnish supplementally the omitted exhibits and schedule to the Commission upon request.